Exhibit (k)(5)
AMENDMENT TO FACILITY AGREEMENT, dated as of June 30, 2025 (this “Amendment”), between Cliffwater Enhanced Lending Fund, a Delaware statutory trust (“Cliffwater”), CELF Holdings (D9) LLC, a Delaware limited liability company (“Unlevered Sub”), CELF Holdings (D13) LLC, a Delaware limited liability company (“Levered Sub”; and together with Unlevered Sub, “CELF Sub”) and Blue Owl Alternative Credit Fund (“Blue Owl Fund”).
WHEREAS, Cliffwater, the Unlevered Sub, Levered Sub and Blue Owl Fund are parties to the Facility Agreement, dated as of January 23, 2025 (as amended, supplemented, amended and restated and otherwise modified from time to time prior to the date hereof, the “Facility Agreement”).
WHEREAS, Cliffwater, the Unlevered Sub, Levered Sub and Blue Owl Fund have agreed to amend the Facility Agreement in accordance with the terms and conditions set forth herein.
NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE I
Definitions
SECTION 1.1.    Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Facility Agreement.
ARTICLE II
Amendments
SECTION 2.1.    Amendments to the Facility Agreement. As of the date of this Amendment:
(a)    The following definitions” in Section 1.1 of the Facility Agreement are hereby deleted in its entirety and replaced by:
“Availability Period” means the period commencing on and including the date of this Agreement and ending on and including September 30, 2025 (as such date may be extended by mutual agreement in writing (including by email) by Blue Owl Fund and Cliffwater).
“Termination Date” means December 31, 2025, as such date may be extended by mutual agreement in writing (including by email) by Blue Owl Fund and Cliffwater.
(b)    The definition of “Capital Condition” in Section 1.1 of the Facility Agreement and in Exhibit A to the Facility Agreement is hereby deleted in its entirety.

(c)    The following new definitions are added to Section 1.1 of the Facility Agreement:
“Applicable Distributable Cash” means, as of any Q4 Scheduled Amortization Date, all receipts from the conduct of the business of Blue Owl Fund which are available, as of such date, for distribution by Blue Owl Fund following (i) the payment of all fees, cost and expenses of Blue Owl Fund for the period up to and including the next Q4 Scheduled Amortization Date, with respect to which no reserves have been established, and (ii) the establishment or replenishment of reserves determined by the governing body or officer of Blue Owl Fund, including such reserves to be used settle any funding obligations with respect to any anticipated or projected investments of Blue Owl Fund, to pay for any costs, fees and expenses of Blue Owl Fund and/or to make distributions with respect to dividends anticipated to be made in the period commencing from and including the current Q4 Scheduled Amortization Date to but excluding the immediately following Q4 Scheduled Amortization Date.
“July Amortization Date” means July 25, 2025 (as such date may be extended by mutual agreement in writing (including by email) by Blue Owl Fund and Cliffwater).
“July Target Repurchase Date” means July 18, 2025 (as such date may be extended by mutual agreement in writing (including by email) by Blue Owl Fund and Cliffwater).
“Q4 Scheduled Amortization Date” means each of October 22, 2025 and December 22, 2025 (in each case, as each such date may be extended by mutual agreement in writing (including by email) by Blue Owl Fund and Cliffwater).
“Q4 Target Repurchase Date” means October 15, 2025 and December 15, 2025 (as each such date may be extended by mutual agreement in writing (including by email) by Blue Owl Fund and Cliffwater).
(d)    The first proviso in Section 2.2 shall be deleted and be replaced with:
“ provided that:
i.by no later than the July Amortization Date, Blue Owl Fund shall purchase and/or, as applicable, assume (or its designees shall purchase and/or, as applicable, assume) and CELF Sub shall sell, transfer, assign and otherwise convey all Purchased Loans that have been purchased by CELF Sub prior to the July Target Repurchase Date (it being understood that Blue Owl Fund intends, on or about the July Target Repurchase Date, to purchase and/or, as applicable, assume (or its designees shall purchase and/or, as applicable, assume) and CELF Sub intends, on or about the July Target Repurchase Date, to sell, transfer, assign and otherwise convey all Purchased Loans which have been purchased by CELF Sub prior to the July Target Repurchase Date); and
ii.by no later than each Q4 Scheduled Amortization Date, Blue Owl Fund shall purchase and/or, as applicable, assume (or its designees shall purchase and/or, as applicable, assume) and CELF Sub shall sell, transfer, assign and otherwise convey, such Purchased Loans with respect to which the aggregate Purchase Prices does not exceed the Applicable Distributable Cash applicable to such Q4 Scheduled Amortization Date (it being understood that Blue Owl

Fund intends, on or about each Q4 Target Repurchase Date, to purchase and/or, as applicable, assume (or its designees shall purchase and/or, as applicable, assume) and CELF Sub intends, on or about each Q4 Target Repurchase Date, to sell, transfer, assign and otherwise convey all Purchased Loans which have been purchased by CELF Sub prior to the relevant Q4 Target Repurchase Date); and”
ARTICLE III
Miscellaneous
SECTION 3.1.    Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
SECTION 3.2.    Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 3.3.    Ratification. Except as expressly amended and waived hereby, the Facility Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Agreement shall form a part of the Facility Agreement for all purposes and is therefore a Transaction Document.
SECTION 3.4.    Entire Agreement. The only amendments being made to the Facility Agreement are those that are set forth in this Agreement; no other amendments are being made. This Agreement, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, among the parties hereto with respect to the subject matter of this Agreement. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto and the other parties hereto.
SECTION 3.5.    Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.
SECTION 3.6.    Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.
SECTION 3.7.    Electronic Signatures. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

CLIFFWATER ENHANCED LENDING FUND

By:/s/ Stephen Nesbitt
Name: Stephen Nesbitt
Title: President

CELF HOLDINGS (D9) LLC

By: /s/ Stephen Nesbitt
Name: Stephen Nesbitt
Title: President

CELF HOLDINGS (D13) LLC

By:/s/ Stephen Nesbitt
Name: Stephen Nesbitt
Title: President

BLUE OWL ALTERNATIVE CREDIT FUND

By:/s/ Jerry Cammarata
Name: Jerry Cammarata
Title: Chief Financial Officer